BRANDES INVESTMENT TRUST and BRANDES INVESTMENT PARTNERS, L.P. THIRD
AMENDMENT TO THE TRANSFER AGENT SERVICING AGREEMENT

THIS THIRD AMENDMENT dated as of January 23, 2013, to the Transfer Agent Servicing Agreement, dated as of September 29, 2008, as amended November 11, 2010 and November 8, 2011 (the “Agreement”), is entered into by and among Brandes Investment Trust, a Delaware statutory trust (the “Trust”), U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”) and Brandes Investment Partners, L.P., a Delaware limited partnership and the investment advisor to the Trust (the “Advisor”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement; and WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit C of the Agreement is hereby superseded and replaced with Amended Exhibit C attached hereto.

Appendix I to Exhibit D of the Agreement is hereby superseded and replaced with Amended Appendix I to Exhibit D attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

BRANDES INVESTMENT TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Jeff Busby	By: /s/ Michael R. McVoy
Name: Jeff Busby	Name: Michael R. McVoy
Title: President	Title: Executive Vice President

BRANDES INVESTMENT PARTNERS, L.P.

By: /s/ Brent V. Woods
Name: Brent V. Woods
Title: Chief Executive Officer

l/2013

Amended Exhibit C to the
Brandes Investment Trust and Brandes Investment Partners, L.P.

Transfer Agent Servicing Agreement

TRANSFER AGENT & SHAREHOLDER SERVICES
ACCOUNT SERVICES FEE SCHEDULE at February 1, 2013

Annual Service Charges per Fund under [    ] accounts

•	Base Fee Per Cusip $[ ]/year

Annual Service Charges per Fund over [   ] accounts
•	Base Fee Per Cusip $[ ]/year
•	NSCC Level 3 Accounts $[ ]/open account
•	No-Load Fund Accounts $[ ]/open account
•	Load Fund Accounts $[ ]/open account
•	Closed Accounts $[ ]/closed account

Activity Charges
•	Manual Shareholder Transaction $[ ]/transaction
•	Omnibus Account Transaction $[ ]/transaction
•	Correspondence $[ ]/item
•	Telephone Calls $[ ]/minute
•	Voice Response Calls $[ ]/call
•	Qualified Plan Accounts $[ ]/account (Cap at $[ ]/SSN)

Implementation Charges
•	First Cusip $[ ]/fund group setup, first Cusip
•	Subsequent Cusips $[ ]/each additional Cusip (Waived)
•	Conversion $[ ]/account

Plus Out-of-Pocket Expenses – Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, programming, service/data conversion, AML verification services, special reports, insurance, record retention, literature fulfillment kits, microfilm, microfiche, proxies, proxy services, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, data communication and implementation charges, ACH fees, training, and all other out-of-pocket expenses.

Additional Services – Above pricing is for standard services.  Available but not included above are the following services – FAN Web shareholder e-commerce, Vision intermediary e-commerce, FAN Mail electronic data delivery, sales reporting data warehouse, investor e-mail services, literature fulfillment, lead conversion reporting, 12b-1 aging, Short-Term Trader reporting

Fees are billed monthly.

l/2013

Amended Exhibit C (continued) to the Transfer Agent Agreement- Brandes Investment Trust

CHIEF COMPLIANCE OFFICER

SUPPORT SERVICES
FEE SCHEDULE at October, 2008

Chief Compliance Officer Support Services

U.S. Bancorp provides support to the Chief Compliance Officer (CCO) of each fund serviced either by U.S. Bancorp Fund Services, LLC or Quasar Distributors, LLC.  Indicated below are samples of functions performed by USBFS in this CCO support role:

Business Line Functions Supported
Fund Administration and Compliance
Transfer Agent and Shareholder Services
Fund Accounting
Custody Services
Securities Lending Services
Distribution Services
CCO Portal – Web On-line Access to Fund CCO Documents
Daily Resource to Fund CCO, Fund Board, Advisor
Provide USBFS/USB Critical Procedures & Compliance Controls
Daily and Periodic Reporting
Periodic CCO Conference Calls
Dissemination of Industry/Regulatory Information
Due Diligence Review of USBFS Service Facilities
Quarterly USBFS Certification
Board Meeting Presentation and Board Support
Testing, Documentation, Reporting

Annual Fee Schedule*

$[    ] per service line per year

Fees are billed monthly in arrears.

Amended Appendix I to Exhibit D -Transfer Agent Servicing Agreement
Brandes Investment Trust and Brandes Investment Partners, L.P.

MARS Product Initiation Worksheet

System Implementation Cost
(Sales, CRM and Compliance)

(Compliance Only)
Includes TA2000 Data
Additional NSCC transaction charges or other potential intermediary charges are not included

MARS Training
Per day as needed plus travel expenses

Software or Report Customization

Enhanced Support Services
Includes all Basic support components:
File import assistance
Data Scrubbing – Cleaning of Firm, Office and rep info
Database Query Reports
Compliance Reporting Monitoring/Review/Analysis
Business Requirements Analysis

Product and Services	Monthly Fee		Monthly Cost
Monthly Base fee Sales reporting (includes [ ] users)
Monthly Base fee Compliance Reporting (includes [ ] users)
Monthly Base fee Sales and Compliance Includes [ ] uses and [ ] compliance users
Additional Licenses	Fee per user per month	Number of Licenses	Monthly Cost
CRM User
Compliance User
Sales Reporting User
Omnibus Reconciliation User
Handheld User
Additional Module Site License	Monthly Site License Fee		Monthly Cost
OmniServ
Customer/Account Module *included with Compliance module
Data Quality Module
Profile Module
Multiple Windows Module
Document Management Module
Coates Analytics
CFG Fulfillment
Mapping Integration Google Maps * up to [ ] users
RIA monthly load
Schwab DSA Automated file load
Schwab Monthly Sales/Asset portal data load
Fidelity Monthly Sales/Asset portal data load
TD Ameritrade Monthly Sales/Sales portal data load
Schwab Daily Compliance portal load
Fidelity Daily Compliance portal load
TD Ameritrade Daily portal load
Total Monthly Cost plus Enhanced Services if requested

Additional System setup and implementation fees	One-time Fee	One-time cost
Handheld Server Setup
RIA Feed Setup
CFG Fulfillment Setup
Google Maps Integration Setup
Standard Interface Setup (Cost per interface)
Custom Data Interface Setup (Cost per interface)
Coates Analytics Integration Setup
Total One-time Cost